UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2010
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATION FD

Item 7.01     Regulation FD Disclosure.

On November 6, 2008, Geneva Resources, Inc., a Nevada corporation (the "Company")  filed a Writ of Summons and Statement of Claim (collectively, the “Statement of Claim”) against St. Elias Mines Ltd. (“St. Elias”) and John Brophy ((“Brophy”) in the Supreme Court of British Columbia. The Statement of Claim relates to that certain property option agreement dated January 22, 2007 between the Company and St. Elias (the “Property Option Agreement”). In accordance with the terms and provisions of the Property Option Agreement, St. Elias was to grant to the Company an option to acquire not less than an undivided 66% legal, beneficial and registerable interest in certain mining leases in Peru in the Vilcoro Gold Property project comprised of approximately 600 hectares in Peru (collectively, the “Vilcoro Properties”.

Mutual Release

On May 5, 2010, the Company entered into that certain mutual release with St. Elias (the “Mutual Release”) pursuant to which St. Elias and the Company agreed to release one another from all causes of action, claims and demands of any nature or kind whatsoever arising out of or in any way related to any of the subject matter of the Statement of Claim. As of the date of this Current Report, St. Elias is returning the 50,000 shares of common stock previously issued to the Company.

Background

Under the terms of the Vilcoro Option Agreement and in order to exercise the Vilcoro Option,the Company was required to make the following non-refundable cash payments to St. Elias aggregating $350,000 as follows: (i) $50,000 within five business days from the execution of the Vilcoro Option Agreement, which was paid;  (ii) $100,000 due on or before the 12-month anniversary of execution of the Vilcoro Option Agreement , which was paid; and (iii) $200,000 due on or before the 24-month anniversary of execution of the Vilcoro Option Agreement. In accordance with the terms and provisions of the Vilcoro Option Agreement, the Company was further required to: (i) issue to St. Elias 50,000 shares of our restricted common stock on or before the 12-month anniversary of execution of the Vilcoro Option Agreement, which were issued; and (ii) incur costs totaling $2,5000,000 as follows: (a) first expenditure of $500,000 is to be incurred on or before the 12-month anniversary of execution of the Vilcoro Option Agreement; (b) second expenditure of $750,000 is to be incurred on or before the 24-month anniversary of execution of the Vilcoro Option Agreement; and (iii) third expenditure of $1,250,000 is to be incurred on or before the 36-month anniversary of execution of the Vilcoro Option Agreement.

On approximately April 9, 2008, the Company received a technical report (the “Technical Report”) in accordance with the provisions of National Instrument 43-101 of the Canadian Securities Administrators on the Vilcoro Properties. The Technical Report was prepared in accordance with that certain Technical Services Agreement between the Company and St. Elias (the “Technical Services Agreement”). The Technical Report was authored by John A. Brophy, P.Geo.

Statement of Claim

The Statement of Claim alleged the following claims: (i) in tort against Brophy alleging non-disclosure of material facts and complete and accurate information relating to the ownership of the Vilcoro Property and to the ownership of the adjacent property, including failure to disclose that Brophy and his wife had an interest in the Vilcoro Property and the adjacent property, which entitled the Company to rescind the Property Option Agreement and return of an aggregate of $150,000 paid to St. Elias under the Property Option Agreement, an aggregate of $486,000 paid in exploration expenditures, and 50,000 shares of the Company’s common stock issued to St. Elias; (ii) breach of the Property Option Agreement relating to the failure by St. Elias to provide to the Company all data and information in its possession or under its control relating to St. Elias’ exploration activities on and in the vicinity of the Vilcoro Properties; and (iii) breach of the Technical Services Agreement by failure of St. Elias to timely prepare and provide a budget or work programs or to expeditiously advance the work on the Vilcoro Properties and diversion by St. Elias of money, time and resources.

The Company sought to rescind the Property Option Agreement and the Technical Services Agreement and damages associated with tortious misrepresentation and breach, punitive or exemplary damages.

On December 23, 2008, a statement of defense was filed by St. Elias and Brophy denying the majority of the allegations made by us in our Statement of Claim. In addition, St. Elias and Brophy also filed a counter claim against us for abuse of process and punitive damages.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Mutual Release dated May 5, 2010 between Geneva Resources Inc. and St. Elias Mines Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGENEVA RESOURCES, INC.
Date: May 17, 2010	/s/ MARCUS JOHNSON ___________________________________ Name: Marcus Johnson Title: President/Chief Executive Officer